As filed with the Securities and Exchange Commission on June 28, 2013

Registration No. 333 -182204

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.2

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRITISH TELECOMMUNICATIONS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BT Centre

81 Newgate Street

London EC1A 7AJ

England

Tel. No.: 011-44-20-7356-5000

(Address and telephone number of Registrant’s principal executive offices)

BT Americas Inc.

FAO: Chief Counsel

620 Eighth Avenue

New York, NY 10018

United States

Tel. No.: 1-212-205-1800

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Sarah C. Murphy	Sebastian R. Sperber
Freshfields Bruckhaus Deringer LLP	Cleary Gottlieb Steen & Hamilton LLP
65 Fleet Street	City Place House
London EC4Y 1HS	55 Basinghall Street
England	London EC2V 5EH
Tel. No.: 011-44-20-7936-4000	England
Tel. No.: 011-44-20-7614-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	$(1)

(1)	An indeterminate aggregate initial offering price or number of Debt Securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 initially filed by British Telecommunications plc on June 19, 2012 is being filed solely for the purpose of amending the exhibit list and adding exhibits to the Registration Statement.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision in the Company’s Articles of Association or any contract, arrangement or statute under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Article 15.3 of the Company’s Articles of Association provides that:

“15.3 An alternative director will be entitled:

•	…

•	to be repaid expenses and indemnified to the same extent as if the person were a director;

•	…”

Article 43 of the Company’s Articles of Association provides in pertinent part:

“43.1 Subject to, and as far as the legislation allows, every director, former director and officer of the Company and each of the Associated Companies of the Company will be indemnified by the Company out of its own funds against the following:

•

any liability incurred by or attaching to the directors or officers in connection with any negligence, default, breach of duty or breach of trust by the directors or officers in relation to the Company or any Associated Company of the Company other than any:

•	liability to the Company or any Associated Company; and

•	liability of the kind referred to in section 234(3) of the Companies Act 2006; and

•	other liability incurred by or attaching to the directors or officers in:

•	actually or seemingly carrying out their duties;

•	exercising or seemingly exercising their powers; and

•	any other activity connected/to their duties, powers or office.

43.2 Subject to the Companies Act 2006, the Company’ may indemnify a director and former director of the Company and any Associated Company of the Company if the director is the trustee of an occupational pension scheme (within the meaning of section 235(6) of the Companies Act 2006).

43.3 Where a director or officer is indemnified against any liability in accordance with this Article, the indemnity will cover all costs, charges, losses, expenses and liabilities incurred by the directors or officers.

43.4 In this Article a company is an Associated Company of the Company if:

•	the company is a subsidiary of the Company;

•	the Company is a subsidiary of the company;

•	both the Company and the company are subsidiaries of the same company.”

Sections 232 to 236 of the Companies Act 2006 provide as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay —

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director —

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.

(5) For this purpose —

(a) a conviction, judgment or refusal of relief becomes final —

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of —

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The references in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power) of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to a qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay —

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose —

(a) a conviction becomes final —

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of —

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

236. Qualifying indemnity provision to be disclosed in directors’ report

(1) This section requires disclosure in directors’ report of —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision”.

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force”.

Section 1157 of the Companies Act 2006 provides as follows:

“1157. Power of court to grant relief in certain cases:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against —

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust —

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper”.

Item 9.	Exhibits

Exhibit Number	Description

1	Form of Underwriting Agreement for Debt Securities**

4.1	Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834))*

4.2	Supplemental Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834)*

4.3	Second Supplemental Indenture, dated as of December 12, 2007, between British Telecommunications plc and Law Debenture Trust Company of New York**

4.4	Deposit Agreement, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834))*

4.5	Amendment to Deposit Agreement, dated as of June 19, 2012, between British Telecommunications plc and Law Debenture Trust Company of New York**

4.6	Third Supplemental Indenture dated as of June 22, 2012, between British Telecommunications plc and Law Debenture Trust Company of New York***

4.7	Fourth Supplemental Indenture dated as of June 28, 2013 between British Telecommunications plc and Law Debenture Trust Company of New York

5.1	Opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law**

5.2	Opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of New York law**

5.3	Second opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law***

5.4	Third opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law

12	Statement of computation of ratio of earnings to fixed charges**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

23.3	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.2)

23.4	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3)

23.5	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.4)

24	Powers of Attorney**

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York**

*	Previously filed on December 5, 2007.
**	Previously filed on June 19, 2012.
***	Previously filed on June 22, 2012.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE OF BRITISH TELECOMMUNICATIONS PLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on June 28, 2013.

British Telecommunications plc

/s/ Glyn Parry
Glyn Parry
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	June 28, 2013
Tony Chanmugam

*	Director	June 28, 2013
Sean Williams

/s/ Glyn Parry	Director	June 28, 2013
Glyn Parry

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of British Telecommunications plc in the United States.

*
BT Americas Inc.
By:	Richard Nohe
Title:	Vice-President and Chief Counsel, North America

*	/s/ Glyn Parry
Glyn Parry
Title: Director
Date: June 28, 2013
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1	Form of Underwriting Agreement for Debt Securities**

4.1	Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834))*

4.2	Supplemental Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834)*

4.3	Second Supplemental Indenture, dated as of December 12, 2007, between British Telecommunications plc and Law Debenture Trust Company of New York**

4.4	Deposit Agreement, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A. (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-3ASR (File No. 333-147834))*

4.5	Amendment to Deposit Agreement, dated as of June 19, 2012, between British Telecommunications plc and Law Debenture Trust Company of New York**

4.6	Third Supplemental Indenture dated as of June 22, 2012, between British Telecommunications plc and Law Debenture Trust Company of New York***

4.7	Fourth Supplemental Indenture dated as of June 28, 2013, between British Telecommunications plc and Law Debenture Trust Company of New York

5.1	Opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law**

5.2	Opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of New York law**

5.3	Second opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law***

5.4	Third opinion of Freshfields Bruckhaus Deringer LLP, as to the validity of the debt securities being registered as to certain matters of English law

12	Statement of computation of ratio of earnings to fixed charges**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

23.3	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.2)

23.4	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3)

23.5	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.4)

24	Powers of Attorney**

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York**

*	Previously filed on December 5, 2007.
**	Previously filed on June 19, 2012.
***	Previously filed on June 22, 2012.